Exhibit 99.1

RRD Realigns ORGANIZATIONAL STRUCTURE to drive growth strategy

Delivers greater value through client-focused offerings

Introduces new segment Reporting struCture

April 18, 2018

CHICAGO -- (BUSINESS WIRE) -- R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today announced new financial reporting segments to align with recent changes to its global operating structure.  Effective with the first quarter of 2018, RRD will report its results under two new segments: Marketing Solutions, a preeminent provider of multichannel marketing activation programs, and Business Services, a premier global provider of business communications services.

This segment structure organizes RRD’s global product and service offerings by their common strategic purposes to best meet rapidly evolving client needs and will allow various stakeholders to more easily assess the Company’s progress against its long-term growth strategy.  The two segments are designed to help companies optimize engagement with their customers across the entire customer journey – from the marketing programs that first attract and convert customers to the brand, to the critical business communications that service those customers and extend the brand over time.  Together, the powerful combination of Marketing Solutions and Business Services will help RRD’s clients create consistent customer experiences across all touch points – online, offline and in-store – with reduced complexity and increased efficiency.

Previously, the Company reported its segments as Variable Print, Strategic Services and International, which grouped together product and service offerings that shared related internal operational features.  Certain unallocated costs reported in the Company’s Corporate segment will not be impacted by the new structure.

“We have united our capabilities under two key segments to directly align our businesses with our clients’ evolving needs and strategic objectives,” said Dan Knotts, RRD’s President and Chief Executive Officer.  “This structure further leverages our extensive business portfolio to help our clients more effectively manage the complexities of personalized marketing and sustain meaningful connections with their customers across the full customer relationship.  Further, we believe this realignment will accelerate growth and drive improved profitability by focusing each business on the most attractive opportunities within our large addressable markets.”

RRD Marketing Solutions

RRD Marketing Solutions leverages an integrated portfolio of data analytics, creative services and multichannel execution to deliver comprehensive, end-to-end solutions that drive marketing ROI.  RRD’s key capabilities include:

•	Data Management – integrating data to set the foundation for personal marketing
•	Advanced Analytics – uncovering meaningful insights to deliver relevant marketing
•	Creative Services – simplifying the art of capturing customer attention
•	Online Channels – leveraging martech to execute successful digital marketing initiatives
•	Offline Response – maximizing the power of print to capture customer attention
•	Onsite Services – enhancing the customer environment to educate, engage and convert

Marketing Solutions reported net sales of $1.2 billion in 2017.  This segment includes the Company’s direct mail, in-store marketing, digital print and digital solutions businesses and will be led by Doug Ryan.  Doug brings over 25 years of experience in integrated marketing, including most recently having served as President of DigitasLBi North America.

RRD Business Services

RRD Business Services provides customized solutions at scale to help clients inform, service and transact with their customers with reduced complexity and increased efficiency.  RRD’s key capabilities include:

•	Commercial Print Services – full spectrum of print, assembly and fulfillment capabilities
•	Customized Customer Communications – personalized, regulatory – compliant messaging
•	Product and Brand Communications – comprehensive packaging and labeling solutions
•	Business Process Services – supply chain, global outsourcing and logistics

Business Services reported net sales of $5.8 billion in 2017.  This segment includes commercial print, packaging, labels, statement printing, forms, logistics, supply chain management and business process outsourcing.

The Business Services segment will be led by John Pecaric, a 30 – year veteran of RRD who most recently served as Executive Vice President and Chief Commercial Officer.  John’s previous leadership roles at RRD included President - International, and Senior Vice President of Operations.

“We are excited about these organizational changes as they mark a pivotal next step in our ongoing strategic transformation,” Knotts continued.  “The pace of innovation is accelerating and our clients are increasingly challenged to navigate the rapidly changing customer communications landscape. Through our powerful marketing solutions and business services platforms, we are providing purpose-built solutions, at scale, to help our clients improve customer engagement and drive business performance.”

Historical reclassified results for the new segments are included in this press release and will be available in the Company’s Form 8-K which will be filed with the Securities and Exchange Commission. In addition, supplemental slides regarding the new segments are available under the Presentation tab in the Investors section of RRD’s website at www.rrd.com.

About RRD

RRD is a leading global provider of marketing and communications services.  With more than 50,000 clients and nearly 43,000 employees across 34 countries, RRD offers the industry’s most comprehensive portfolio of solutions designed to help companies – from Main Street to Wall Street – optimize customer engagement and streamline business connections across the full customer journey.

For more information, visit RRD’s website at www.rrd.com.

Use of non-GAAP Information

This news release contains non-GAAP financial measures, including non-GAAP income (loss) from operations, non-GAAP Adjusted EBITDA, and non-GAAP organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about its operating results and enhance the overall ability to assess the Company’s financial performance.  These measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. RRD uses these non-GAAP measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Additional information relating to the adjustments for the non-GAAP income (loss) from operations, non-GAAP Adjusted EBITDA and non-GAAP organic net sales for RRD is set forth in the attached schedules and in the Investors section of the Company’s website.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about RR Donnelley management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RR Donnelley’s periodic public filings with the SEC, including but not limited to those discussed under the “Risk Factors” section in RR Donnelley’s Form 10-K for the fiscal year ended December 31, 2017, and other filings with the SEC and in other investor communications of RR Donnelley from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

Brian Feeney, Senior Vice President, Investor Relations

Telephone: 630-322-6908

E-mail: brian.feeney@rrd.com

Source: RR Donnelley

R.R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Income from Operations and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Twelve Months Ended December 31, 2017
(UNAUDITED)
(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated

Net sales	$5,762.7	$1,176.9	$—	$6,939.6
Income (loss) from operations (1)	248.6	30.8	(68.0)	211.4
Operating margin %	4.3%	2.6%	nm	3.0%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net (2)	17.8	25.3	9.9	53.0
Spinoff-related transaction expenses (3)	—	—	3.3	3.3
Total Non-GAAP adjustments	17.8	25.3	13.2	56.3

Non-GAAP income (loss) from operations	$266.4	$56.1	$(54.8)	$267.7
Non-GAAP operating margin %	4.6%	4.8%	nm	3.9%

Depreciation and amortization	139.9	47.4	4.1	191.4
Investment and other income - net (1) (4)	3.8	—	17.9	21.7
Non-GAAP Adjusted EBITDA	$410.1	$103.5	$(32.8)	$480.8
Non-GAAP Adjusted EBITDA margin %	7.1%	8.8%	nm	6.9%

(1)

Income (loss) from operations is reflective of the adoption of ASU No. 2017-07 “Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which changes the presentation of net periodic pension and postretirement benefit cost (net benefit cost). The amendment was adopted January 1, 2018 with retrospective adoption and requires the bifurcation of net benefit cost, with the service cost component to be presented in income from operations, while the other components are reported separately outside of income from operations. The adoption resulted in a decrease of $15.1 million in income from operations and a corresponding increase of $15.1 million in investment and other income-net for the twelve months ended December 31, 2017.

(2)

Restructuring, impairment and other charges - net: includes pre-tax charges of $23.5 million for employee termination costs; $21.3 million for the impairment of goodwill; $4.8 million of lease termination and other restructuring costs; $2.3 million for multi-employer pension plan withdrawal obligations unrelated to facility closures; $0.2 million related to the impairment of intangible assets; and $0.9 million of net impairment charges of long-lived assets.

(3)	Spinoff-related transaction expenses: includes charges related to consulting and other expenses associated with the 2016 spinoff transactions.
(4)

Investment and other income - net: represents amounts in investment and other income-net that are not non-GAAP adjustments, and primarily include other net benefit costs related to pension and other postretirement benefit plans (excluding service cost), proceeds from company-owned life insurance and dividend income from LSC. Non-GAAP adjustments from investment and other income-net for the twelve months ended December 31, 2017, included a pre-tax net realized gain of $94.0 million resulting from the debt-for-equity exchange of the Company’s retained shares of Donnelley Financial for certain outstanding senior notes and a pre-tax gain of $1.3 million resulting from the sale of certain of the Company’s affordable housing investments, partially offset by a pre-tax loss of $51.6 million resulting from the sale of the Company’s retained shares in LSC and pre-tax charges of $1.6 million related to lump-sum pension settlement payments.

R.R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Income from Operations and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Twelve Months Ended December 31, 2016
(UNAUDITED)
(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated

Net sales	$5,681.1	$1,151.9	$—	$6,833.0
Loss from operations (1)	(73.8)	(99.4)	(151.7)	(324.9)
Operating margin %	(1.3%)	(8.6%)	nm	(4.8%)

Non-GAAP Adjustments
Restructuring, impairment and other charges - net (2)	400.9	173.0	10.4	584.3
Spinoff-related transaction expenses (3)	0.1	—	7.9	8.0
Acquisition-related expenses (4)	—	—	2.7	2.7
Net (gain) loss on disposal of businesses (5)	(12.5)	—	0.6	(11.9)
Total Non-GAAP adjustments	388.5	173.0	21.6	583.1

Non-GAAP income (loss) from operations	$314.7	$73.6	$(130.1)	$258.2
Non-GAAP operating margin %	5.5%	6.4%	nm	3.8%

Depreciation and amortization	153.6	48.3	2.3	204.2
Investment and other income - net (1) (6)	1.1	—	28.2	29.3
Non-GAAP Adjusted EBITDA	$469.4	$121.9	$(99.6)	$491.7
Non-GAAP Adjusted EBITDA margin %	8.3%	10.6%	nm	7.2%

(1)

Loss from operations is reflective of the adoption of ASU No. 2017-07 “Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which changes the presentation of net periodic pension and postretirement benefit cost (net benefit cost). The amendment was adopted January 1, 2018 with retrospective adoption and requires the bifurcation of net benefit cost, with the service cost component to be presented in income (loss) from operations, while the other components are reported separately outside of income (loss) from operations. The adoption resulted in an increase of $24.3 million in loss from operations and a corresponding increase of $24.3 million in investment and other income-net for the twelve months ended December 31, 2016.

(2)

Restructuring, impairment and other charges - net: includes pre-tax charges of $527.8 million for the impairment of goodwill; $29.7 million for the impairment of customer relationships; $21.9 million for employee termination costs; $3.5 million of lease termination and other restructuring costs; $2.3 million of other charges; and a net gain of $0.9 million related to the sale of previously impaired other long-lived assets.

(3)	Spinoff-related transaction expenses: includes charges related to consulting and other expenses associated with the 2016 spinoff transactions.
(4)	Acquisition-related expenses: includes charges related to legal, accounting and other expenses associated with completed or contemplated acquisitions.
(5)	Net (gain) loss on disposal of businesses: primarily includes a pre-tax net gain on the sale of entities in the Business Services segment.
(6)

Investment and other income - net: represents amounts in investment and other income-net that are not non-GAAP adjustments, and primarily include other net benefit costs related to pension and other postretirement benefit plans (excluding service cost), proceeds from company-owned life insurance and dividend income from LSC. Non-GAAP adjustments from investment and other income-net for the twelve months ended December 31, 2016, included pre-tax charges of $21.1 million related to lump-sum pension settlement payments and a pre-tax loss of $1.4 million resulting from the impairment of one of the Company’s equity investments, partially offset by a pre-tax gain of $19.5 million as a result of curtailments of the Company’s other postretirement benefit plan and a pre-tax gain of $0.1 million resulting from the sale of certain of the Company’s affordable housing investments.

R.R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Income from Operations and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended March 31 and June 30, 2017
(UNAUDITED)
(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated
For the Three Months Ended March 31, 2017
Net sales	$1,376.4	$282.5	$—	$1,658.9
Income (loss) from operations	58.7	4.9	(20.3)	43.3
Operating margin %	4.3%	1.7%	nm	2.6%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	5.4	2.1	1.6	9.1
Spinoff-related transaction expenses	—	—	2.1	2.1
Total Non-GAAP adjustments	5.4	2.1	3.7	11.2

Non-GAAP income (loss) from operations	$64.1	$7.0	$(16.6)	$54.5
Non-GAAP operating margin %	4.7%	2.5%	nm	3.3%

Depreciation and amortization	35.1	12.2	1.3	48.6
Investment and other income - net	0.9	—	4.9	5.8
Non-GAAP Adjusted EBITDA	$100.1	$19.2	$(10.4)	$108.9
Non-GAAP Adjusted EBITDA margin %	7.3%	6.8%	nm	6.6%

For the Three Months Ended June 30, 2017
Net sales	$1,348.7	$271.3	$—	$1,620.0
Income (loss) from operations	43.1	7.4	(16.1)	34.4
Operating margin %	3.2%	2.7%	nm	2.1%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	2.9	0.1	0.8	3.8
Spinoff-related transaction expenses	—	—	1.2	1.2
Total Non-GAAP adjustments	2.9	0.1	2.0	5.0

Non-GAAP income (loss) from operations	$46.0	$7.5	$(14.1)	$39.4
Non-GAAP operating margin %	3.4%	2.8%	nm	2.4%

Depreciation and amortization	34.9	11.7	0.9	47.5
Investment and other income - net	1.0	—	3.8	4.8
Non-GAAP Adjusted EBITDA	$81.9	$19.2	$(9.4)	$91.7
Non-GAAP Adjusted EBITDA margin %	6.1%	7.1%	nm	5.7%

R.R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Income from Operations and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended September 30 and December 31, 2017
(UNAUDITED)
(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated
For the Three Months Ended September 30, 2017
Net sales	$1,440.6	$294.3	$—	$1,734.9
Income (loss) from operations	51.0	(6.9)	(12.3)	31.8
Operating margin %	3.5%	(2.3%)	nm	1.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	5.7	22.8	5.3	33.8
Total Non-GAAP adjustments	5.7	22.8	5.3	33.8

Non-GAAP income (loss) from operations	$56.7	$15.9	$(7.0)	$65.6
Non-GAAP operating margin %	3.9%	5.4%	nm	3.8%

Depreciation and amortization	35.0	11.0	1.0	47.0
Investment and other income - net	0.9	—	4.4	5.3
Non-GAAP Adjusted EBITDA	$92.6	$26.9	$(1.6)	$117.9
Non-GAAP Adjusted EBITDA margin %	6.4%	9.1%	nm	6.8%

For the Three Months Ended December 31, 2017
Net sales	$1,597.0	$328.8	$—	$1,925.8
Income (loss) from operations	95.8	25.4	(19.3)	101.9
Operating margin %	6.0%	7.7%	nm	5.3%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	3.8	0.3	2.2	6.3
Total Non-GAAP adjustments	3.8	0.3	2.2	6.3

Non-GAAP income (loss) from operations	$99.6	$25.7	$(17.1)	$108.2
Non-GAAP operating margin %	6.2%	7.8%	nm	5.6%

Depreciation and amortization	34.9	12.5	0.9	48.3
Investment and other income - net	1.0	—	4.8	5.8
Non-GAAP Adjusted EBITDA	$135.5	$38.2	$(11.4)	$162.3
Non-GAAP Adjusted EBITDA margin %	8.5%	11.6%	nm	8.4%

R.R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
Full Year and By Quarter in 2017
(UNAUDITED)
(in millions)

	Business Services	Marketing Solutions	Consolidated
For the Twelve Months Ended December 31, 2017
Reported net sales change	1.4%	2.2%	1.6%
Less:
Impact of acquisitions (1)	---%	3.2%	0.7%
Year-over-year impact of dispositions (2)	(0.1%)	---%	(0.1%)
Year-over-year impact of new sales under the Commercial Agreements (3)	1.3%	---%	1.0%

Net organic sales change	0.2%	(1.0%)	0.0%

For the Three Months Ended March 31, 2017
Reported net sales changes	1.0%	4.9%	1.6%
Less:
Impact of acquisitions (1)	---%	5.5%	0.9%
Year-over-year impact of changes in foreign currency (FX) rates	(0.6%)	---%	(0.5%)
Year-over-year impact of dispositions (2)	(0.2%)	---%	(0.1%)
Year-over-year impact of new sales under the Commercial Agreements (3)	2.9%	---%	2.3%

Net organic sales change	(1.1%)	(0.6%)	(1.0%)

For the Three Months Ended June 30, 2017
Reported net sales changes	(0.2%)	2.5%	0.2%
Less:
Impact of acquisitions (1)	---%	5.8%	0.9%
Year-over-year impact of changes in FX rates	(1.0%)	---%	(0.8%)
Year-over-year impact of dispositions (2)	(0.1%)	---%	(0.1%)
Year-over-year impact of new sales under the Commercial Agreements (3)	1.9%	---%	1.6%

Net organic sales change	(1.0%)	(3.3%)	(1.4%)

For the Three Months Ended September 30, 2017
Reported net sales change	1.4%	(3.3%)	0.5%
Less:
Impact of acquisitions (1)	---%	1.9%	0.3%
Year-over-year impact of changes in FX rates	0.4%	---%	0.3%
Year-over-year impact of dispositions (2)	(0.1%)	---%	(0.1%)
Year-over-year impact of new sales under the Commercial Agreements (3)	0.5%	---%	0.4%

Net organic sales change	0.6%	(5.2%)	(0.4%)

For the Three Months Ended December 31, 2017
Reported net sales change	3.3%	4.9%	3.6%
Less:
Year-over-year impact of changes in FX rates	1.2%	---%	1.0%

Net organic sales change	2.1%	4.9%	2.6%

(1)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. To calculate the impact of the acquisition of Precision Dialogue in August of 2016, the Company has calculated pro forma net sales as if the acquisition took place on January 1, 2016 for the purposes of this schedule. This resulted in the addition of $14.8 million, $15.7 million, and $6.3 million of pro forma net sales during the three months ended March 31, June 30 and September 30, 2016, respectively, and $36.8 million for full year 2016.

(2)	Adjusted for net sales of disposed businesses: entities within the Business Services segment were disposed in the first and third quarters of 2016.
(3)	Adjusted for new sales as a result of the Commercial Agreements entered into in conjunction with the spinoff transactions.